UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2022 (June 2, 2022)

Chicago Atlantic Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41123	86-3125132
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

420 N. Wabash Avenue, Suite 500, Chicago, Illinois 60611

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (312) 809-7002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	REFI	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Chicago Atlantic Real Estate Finance, Inc. (“REFI”) held its 2022 Annual Meeting of Stockholders on June 2, 2022 and submitted two (2) matters to the vote of stockholders. A summary of the matters voted upon by the stockholders is set forth below.

Election of Directors:

Stockholders of REFI elected nine nominees for director, each to serve for a one-year term to expire at the 2023 Annual Meeting of Stockholders based on the following votes:

Nominee	Total Votes For	Total Votes Withheld
Andreas Bodmeier	13,568,465	67,675
John Mazarakis	13,564,015	72,125
Anthony Cappell	13,622,216	13,924
Peter Sack	13,558,606	77,534
Jason Papastavrou	13,314,997	321,143
Frederick C. Herbst	13,622,216	13,924
Donald E. Gulbrandsen	13,437,947	198,193
Brandon Konigsberg	13,621,735	14,405
Michael L. Steiner	13,437,947	198,193

Ratification of the Appointment of BDO USA LLP to serve as REFI’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Stockholders of REFI ratified the appointment of BDO USA LLP to serve as REFI’s independent registered public accounting firm for the fiscal year ending December 31, 2022 based on the following votes:

	Votes For	Votes Against	Abstentions/Withheld
All Stockholders	14,807,610	904	1,125

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

Date: June 3, 2022	By:	/s/ Anthony Cappell
		Name:	Anthony Cappell
		Title:	Chief Executive Officer